QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 25, 2005, with respect to the consolidated financial statements of Seabulk International, Inc. included in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 333-123597) and related prospectus of SEACOR Holdings Inc. for the registration of $250,000,000 of 2.875% Convertible Debentures and 3,417,625 shares of its common stock.

/s/ ERNST & YOUNG LLP Certified Public Accountants

Fort Lauderdale, Florida
July 18, 2005

QuickLinks

Consent of Independent Registered Public Accounting Firm